UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) September 30, 2005
NRG Energy, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

001-15891	41-1724239

(Commission File Number)	(IRS Employer Identification No.)

211 Carnegie Center	Princeton, NJ 08540

(Address of Principal Executive Offices)	(Zip Code)
609-524-4500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Exhibits
SIGNATURES
EX-23.1: CONSENT OF DELOITTE & TOUCHE LLP
EX-99.01: QUARTERLY REPORT
EX-99.02: AUDITED FINANCIAL STATEMENTS
EX-99.03: AUDITED FINANCIAL STATEMENTS
EX-99.04: PRO FORMA PRESENTATION OF THE STATEMENTS OF OPERATION
EX-99.05: PRO FORMA PRESENTATION OF THE STATEMENT OF OPERATION
EX-99.10: PRO FORMA FINANCIAL STATEMENTS
EX-99.11: PRO FORMA FINANCIAL STATEMENTS

Item 8.01  Other Events
     NRG Energy, Inc., or NRG, is preparing to file a registration statement on Form S-3 to register senior debt securities, unsecured debt securities, preferred stock and common stock, the issuance of which are together referred to as the Financing Transactions. The Financing Transactions will be entered into to finance the Acquisition (described below) and re-capitalize the Company. In connection with this registration statement, NRG is filing the unaudited pro forma analyses as set forth below.
     On September 30, 2005, NRG entered into an Acquisition Agreement (the “Acquisition Agreement”) with Texas Genco LLC, a Delaware limited liability company (“Texas Genco”), and each of the direct and indirect owners of Texas Genco (the “Sellers”). Pursuant to the Acquisition Agreement, upon the terms and subject to the conditions set forth therein, the Company agreed to purchase all of the outstanding equity interests in Texas Genco (the “Acquisition”). We expect to close this transaction during the first quarter of 2006.
     On a pro forma basis, we estimate that the total purchase price will be $6.121 billion. This amount is comprised of common stock, cash, preferred stock and capitalized expenses. The number of shares to be issued to the Sellers is 35,406,320, of this amount 19,346,788 are from treasury and 16,059,532 are newly issued shares, at a price of $45.37 which is the average NRG share price immediately before and after the pro forma date of closing, or September 30, 2005, with a total value of $1.6 billion for the shares. NRG will pay $4.031 billion in cash, issue Cumulative Redeemable Preferred Stock (the “Cumulative Preferred Stock”) at a value of $368 million and will capitalize expenses of $120 million. This purchase price includes the assumption by the Company of approximately $2.74 billion of Texas Genco indebtedness. As a result of the Acquisition, Texas Genco will become a wholly owned subsidiary of the Company.
     Of the pro forma $6.121 billion consideration to the Sellers upon consummation of the Acquisition, the Company is paying $4.031 billion in cash, and must issue a minimum of 35,406,320 shares of the Company’s common stock. At the Company’s election, the remaining consideration with a fair value of $368 million may be comprised of either an additional 9,038,125 shares of common stock, additional cash, shares of a new series of NRG’s Cumulative Preferred Stock or a combination of the foregoing. If issued, the aggregate liquidation preference of the Cumulative Preferred Stock will be equal to the average trading value of 9,038,125 shares of the Company’s common stock over a twenty trading day period prior to closing. If the Company elects to pay all or a portion of the remaining purchase price in cash, the amount payable in cash would be calculated in the same manner. On a pro forma basis we have assumed that the remaining consideration will be paid by issuing the Cumulative Preferred Stock. Thus, our interest expense increased on a pro forma basis for the Cumulative Preferred Stock. Interest expense increased by $41.4 million for the year ended December 31, 2004 and by $33.1 million for the nine months ended September 30, 2005. If we would elect to pay this consideration in cash or common stock, our income from continuing operations before tax would increase by these amounts, respectively.
     If less than $200 million of aggregate liquidation preference of the Cumulative Preferred Stock is issued in the Acquisition, and the Company elects to issue the Cumulative Preferred Stock, then the initial dividend rate on the Cumulative Preferred Stock will be 9%. If more than $200 million of aggregate liquidation preference is issued, then the initial dividend rate on the Cumulative Preferred Stock will be 10%. In either case, the applicable dividend rate will increase by 1% per quarter to a maximum of 2% above the initial dividend rate. The Cumulative Preferred Stock will be redeemable at the option of the Company at any time for cash and will be mandatorily redeemable by the Company on the earlier of seven and one-half years from issuance and a change of control of the Company. On a pro forma basis we have calculated the dividend rate assuming the initial dividend rate is 10%, increasing to 12% after two quarters.
     NRG expects to finance the cash requirements of the Acquisition through a combination of a new senior secured credit facility, an unsecured high yield notes offering and the sale of common and preferred equity securities in the public markets. We have received a commitment letter from Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”) and Citigroup Global Markets, Inc. (“Citigroup”) to provide us with up to $4.8 billion in senior secured debt financing, including up to $3.2 billion under a senior first priority term loan facility, up to $1 billion under a senior first priority secured revolving credit facility and up to $1 billion under a senior first priority secured synthetic letter of credit facility. The commitment letter further provides for up to $5.1 billion in bridge financing to fund all necessary amounts not provided for under the senior secured debt financing. NRG does not intend to draw down on the bridge financing unless the contemplated high yield debt financing and preferred and common equity financings are for some reason unavailable at the time of the closing. The commitment letter is subject to customary conditions to consummation, including the absence of any event or circumstance that would have a material adverse effect on the business, assets, properties, liabilities, condition (financial or otherwise) or results of operations, taken as a whole, of Texas Genco, or Texas Genco and NRG combined, since June 30, 2005. We have agreed to pay Morgan Stanley and Citigroup $44.6 million in connection with the commitment letter, or the Bridge Loan Commitment Fee, and have agreed to indemnify Morgan Stanley and Citigroup against certain liabilities.
     The Financing Transactions will enable us to refinance our outstanding Second Priority Notes and Credit Facility. This Credit Facility includes a senior secured term loan, a revolving credit facility and funded letter of credit facility. In addition, the new financing will supply the source of funds to acquire Texas Genco and to repay their Term Loan Facility and Senior Notes. The following is a brief summary of the companies’ outstanding debt instruments that we expect to refinance with the new debt structure:

	Old Debt Structure
	As of September 30, 2005		New Debt	New Debt
(in millions)	NRG	Texas Genco	Structure	Term
Term loan – adjustable interest	447	1,614	3,200	7 years
Second Priority Notes	1,080	n/a	n/a	n/a
Unsecured senior notes	n/a	1,125	3,600	7 years
Revolving credit facility	150	325	1,000	5 years
Funded letter of credit facility	350	694	n/a	n/a
Synthetic letter of credit facility	n/a	n/a	1,000	5 years
     On a pro forma basis we have assumed that the fixed interest rate for the new unsecured senior notes will be 7.25%. For the new term loan facility we have assumed that the adjustable annual interest rate will be 6.504% for the year ended December 31, 2004 and 6.622% for the nine months ended September 30, 2005. NRG will pay an annual fee of 0.5% for the new revolving credit facility, and when drawn upon, the adjustable interest rate would be the London Interbank Offering Rate plus 2%. On a pro forma basis, we have assumed an annual fee of 2% to have access to the synthetic letter of credit facility.

     On December 8, 2005 NRG entered into an Asset Purchase and Sale Agreement to sell all the assets of NRG Audrain Generating LLC, or Audrain, to AmerenUE, a subsidiary of Ameren Corporation. For purposes of these pro forma statements we have reflected the sale of assets of Audrain as a discontinued operation. The purchase price is $115 million, subject to customary purchase price adjustments. The transaction is expected to close during the first half of 2006. The sale is subject to customary approvals, including Federal Energy Regulatory Commission, Missouri Public Utilities Commission, Illinois Commerce Commission, and Hart-Scott-Rodino review. We expect to record a gain of approximately $15 million at closing.
     On May 19, 2005, pursuant to the exercise of a right of first refusal by Texas Genco, subsequent to a third party offer to American Electric Power, or AEP, in early 2004, Texas Genco acquired from AEP an additional 13.2% undivided interest in South Texas Project, or STP. We refer to that acquisition as the “ROFR.” As a result, Texas Genco now owns a 44.0% undivided interest in STP. For pro forma purposes, NRG has accounted for the ROFR as a business acquisition and included the ROFR in our pro forma adjustments to the statements of operation.
Transactional Pro Forma Analysis:
     The following tables present historical condensed consolidated financial information of (i) NRG for the year ended December 31, 2004 and as of and for the nine months ended September 30, 2005, (ii) Texas Genco for the year ended December 31, 2004 and as of and for the nine months ended September 30, 2005, and (iii) the combined company on a pro forma basis for the year ended December 31, 2004 and as of and for the nine months ended September 30, 2005. The combined company on a pro forma basis is shown after giving effect to (a) the reclassification of Audrain as a discontinued operation; (b) the inclusion of the results pursuant to the ROFR; (c) the refinancing of NRG’s old debt structure; and (d) the remaining financing and subsequent Acquisition.
     The historical consolidated financial information of NRG for the year ended December 31, 2004 is derived from the historical financial information contained in the audited consolidated financial statements of NRG incorporated by reference in this current report Form 8-K. The unaudited historical consolidated financial information as of and for the nine months ended September 30, 2005 (i) have been derived from NRG’s unaudited condensed consolidated financial statements which are incorporated by reference in this current report Form 8-K, (ii) have been prepared on a similar basis to that used in the preparation of the audited financial statements, and (iii) in the opinion of NRG’s management, include all adjustments necessary for a fair statement of the results for the unaudited interim period.
     The historical consolidated financial information for Texas Genco as of December 31, 2004 were derived from the audited consolidated financial statements of Texas Genco LLC as of December 31, 2004 and the audited consolidated financial statements of Texas Genco Holdings, Inc. as of December 31, 2004, and are included as Exhibits 99.02 and 99.03 to this current report Form 8-K. The historical consolidated financial information for Texas Genco as of and for the nine months ended September 30, 2005 (i) were derived from unaudited financial statements of Texas Genco LLC for the nine months ended September 30, 2005 and the unaudited financial statements of Texas Genco Holdings, Inc. for the period from January 1, 2005 through April 13, 2005 (on April 13, 2005 the remaining business of Texas Genco Holdings, Inc. was acquired by Texas Genco LLC) included as Exhibit 99.01 to this current report Form 8-K, (ii) have been prepared on a similar basis to that used in the preparation of the aforementioned audited financial statements and, (iii) in the opinion of Texas Genco’s management, include all adjustments necessary for a fair presentation of the results for the unaudited interim period.
     The unaudited pro forma combined income statement data and other financial and operating data for the combined company for the year ended December 31, 2004 and for the nine months ended September 30, 2005 give effect to (a) the reclassification of Audrain as a discontinued operation; (b) the inclusion of the results pursuant to the ROFR; (c) the refinancing of NRG’s old debt structure; and (d) the remaining financing and subsequent Acquisition as if they had occurred on January 1, 2004. The unaudited pro forma combined balance sheet data as of September 30, 2005 gives effect to (a) the sale of Audrain as of September 30, 2005; (b) the refinancing of NRG’s old debt structure; and (c) the remaining financing and subsequent Acquisition as if they had occurred on September 30, 2005. The combined unaudited pro forma financial data presented below do not purport to represent what the combined company’s results of operations would actually have been had the Financing Transactions and the Acquisition in fact occurred on the dates specified above or to project the combined company’s results of operations for any future period.

     The historical consolidated financial information and the unaudited pro forma combined financial information set forth below should be read in conjunction with the consolidated financial statements of NRG Energy, Inc., the related notes thereto and Management’s Discussion and Analysis of Financial Condition and Results of Operation included in NRG Energy, Inc.’s annual report on Form 10-K for the year ended December 31, 2004 as amended by the Current Report on Form 8-K filed on December 20, 2005, and quarterly report on Form 10-Q for the nine months ended September 30, 2005 and the consolidated financial statements of Texas Genco LLC and Texas Genco Holdings, Inc., the related notes thereto and Management’s Discussion and Analysis of Financial Condition and Results of Operation for the year ended December 31, 2004 and for the nine months ended September 30, 2005 filed and incorporated herein by reference as Exhibits 99.01, 99.02 and 99.03 to this current report on Form 8-K.
     The Acquisition will be accounted for using the purchase method of accounting and, accordingly, the purchase price will be allocated to the assets acquired and liabilities assumed based on the estimated fair value of such assets and liabilities at the date of acquisition. As it is difficult to estimate a pro forma allocation of purchase price without completed asset appraisals, we have made a preliminary allocation estimate based on the latest available information. For purposes of these pro forma statements we have assumed that the consideration paid in excess of the historical book value of net assets acquired is related to the step-up in fair value of Texas Genco’s emission credit inventory, a step-up in the value of Texas Genco’s fixed assets, and an increase in liabilities for assumed out-of-market contracts. Once the Acquisition is closed, the purchase price and allocation may change significantly from the pro forma amounts included herein based on the results of appraisals, changes in market prices, and other analyses, which the Company is obtaining. The other analyses include actuarial studies of employee benefit plans, income tax effects of the Acquisition, analyses of operations to identify assets for disposition and the evaluation of staffing requirements necessary to meet future business needs. Ultimately, the excess of the purchase price over the fair value of the net tangible and identified intangible assets acquired will be recorded as goodwill.
     The following summarizes the estimated pro forma purchase price and allocation impact of the Acquisition on NRG’s financial statements at September 30, 2005:

		(in millions)
Cash paid to Sellers		$4,031
Fair value of 10% Mandatorily Redeemable Preferred Stock issued to Sellers		368
NRG common stock issued to Sellers[2]		1,606
Fees and transaction costs
Fees for early repayment of existing Texas Genco debt	99
Investment banker fees	17

Total capitalized acquisition expenses		116

Total pro forma Purchase Price		6,121

Purchase price allocation:
Net book value of Texas Genco assets and liabilities acquired		773
Write-off of Texas Genco deferred financing fees		(109)
Step-up in fixed assets		4,943
Step-up in emission credit inventory		1,309
Increase in out-of-market contracts[1]		(2,506)
Elimination of Texas Genco goodwill		(791)
Increase in current deferred tax assets		391
Increase in non-current deferred tax liabilities		(260)
NRG goodwill		2,371

Total allocated		$6,121

[1]	Assuming the acquisition had occurred at September 30, 2005, a number of energy and gas sale contracts initiated by Texas Genco were considered to be out-of-the-money and consequently, NRG would have to recognize a liability for these contracts at Acquisition. The fair value of these contracts was assessed based on forecasted energy prices that were calculated as of the pro forma acquisition date.

A number of these contracts have already been recorded as a liability by Texas Genco. At Acquisition, we will increase this liability by an additional $2.5 billion to a total fair value of $3.4 billion. The lives of these contracts extend until the end of 2010, however, approximately 91% of the value of these contracts extend until the end of 2008 only. The approximate amortization of these liabilities for the fiscal year of 2006 is $1.3 billion, for the fiscal year of 2007 is $1.1 billion and for the fiscal year of 2008 is $0.7 billion.

[2]	The Company will issue a minimum of 35,406,320 shares of its common stock. At the Company's election, the remaining consideration may be comprised of either an additional 9,038,125 shares of common stock, additional cash, shares of a new series of NRG's Cumulative Preferred Stock or a combination. The value of this remaining consideration will be equal to the average trading value of 9,038,125 shares of the Company's common stock over a twenty day trading period prior to closing.

Pro Forma Combined Condensed Balance Sheet as of September 30, 2005

	September 30, 2005 (unaudited)
	Historical
	NRG Energy,	Texas Genco	Pro Forma Adjustments					Pro Forma NRG
(in thousands)	Inc.	LLC	Audrain (1)	Refinancing		Acquisition		Combined
Current Assets
Cash and cash equivalents	$504,336	$222,393	$15,000	$(269,209	) (2)	$(336,417	) (9)	$136,103
Restricted cash	91,508	—	—	—		—		91,508
Accounts receivable, net	308,839	212,385	—	—		—		521,224
Current portion of notes receivable	24,934	—	—	—		—		24,934
Income taxes receivable	31,237	—	—	—		—		31,237
Inventory	203,547	113,918	(1,064)	—		—		316,401
Derivative instruments valuation	451,545	—	—	—		—		451,545
Prepayments and other current assets	129,289	7,931	—	—		—		137,220
Collateral on deposit in support of energy risk management activities	631,436	—	—	—		—		631,436
Deferred income taxes	44,832	—	—	—		391,221	(10)	436,053
Current assets held for sale and discontinued operations	—	23,497	—	—		—		23,497

Total current assets	2,421,503	580,124	13,936	(269,209)		54,804		2,801,158

Property, plant and equipment, net	3,226,714	3,541,822	(171,000)	—		4,942,801	(10)	11,540,337

Other assets
Goodwill — Texas Genco LLC	—	790,893	—	—		(790,893	) (10)	—
Goodwill — NRG Energy, Inc.	—	—	—	—		2,371,026	(10)	2,371,026
Equity investments in affiliates	651,412	—	—	—		—		651,412
Notes receivable, less current portion	712,020	—	(239,930)	—		—		472,090
Intangible assets, net	268,897	769,332	—	—		1,309,007	(10)	2,347,236
Derivative instruments, net	31,973	—	—	—		—		31,973
Funded letter of credit	350,000	—	—	(350,000	) (3)	—		—
Other non-current assets	132,848	111,160	—	720	(4)	(44,795	) (11)	199,933
Nuclear decommissioning trust	—	305,392	—	—		—		305,392

Total other assets	2,147,150	1,976,777	(239,930)	(349,280)		2,844,345		6,379,062

Total assets	$7,795,367	$6,098,723	$(396,994)	$(618,489)		$7,841,950		$20,720,557

Liabilities
Current portion of long-term debt	176,024	18,045	—	(80,000	) (5)	610,200	(12)	724,269
Accounts payable — trade	152,968	168,913	—	—		—		321,881
Derivative instruments valuation	973,143	145,255	—	—		—		1,118,398
Other bankruptcy settlement	175,945	—	(172,321)	—		—		3,624
Accrued expenses and other current liabilities	389,396	154,763	—	(84,019	) (6)	(86,426	) (13)	373,714
Out-of market contracts	—	249,419	—	—		1,076,150	(10)	1,325,569

Total current liabilities	1,867,476	736,395	(172,321)	(164,019)		1,599,924		3,867,455

Long-term debt and capital leases	2,866,374	2,724,865	(239,930)	(364,837	) (7)	1,923,763	(14)	6,910,235
10% Mandatorily Redeemable Preferred Stock	—	—	—	—		368,123	(15)	368,123
Deferred income taxes	103,199	181,513	—	—		259,983	(10)	544,695
Derivative instruments valuation	198,554	188,023	—	—		—		386,577
Nuclear decommissioning reserve	—	291,829	—	—		—		291,829
Nuclear decommissioning trust liability	—	293,771	—	—		—		293,771
Out-of-market contracts	302,639	689,552	—	—		1,429,895	(10)	2,422,086
Other non-current liabilities	190,897	219,663	—	—		—		410,560

Total liabilities	5,529,139	5,325,611	(412,251)	(528,856)		5,581,688		15,495,331

Minority Interest	869	—	—	—		—		869

3.625% Convertible Preferred Stock	246,191	—	—	—		—		246,191

Stockholders’ equity
4% Convertible Preferred Stock	406,155	—	—	—		—		406,155
5.5% Convertible Preferred Stock	—	—	—	—		486,250	(16)	486,250
Members’ equity	—	1,073,871	—	—		(1,073,871	) (17)	—
Common stock	1,000	—	—	—		396	(18)	1,396
Additional paid-in capital	2,427,322	—	—	—		1,912,460	(19)	4,339,782
Retained earnings	203,973	—	15,257	(89,633	) (8)	(29,261	) (20)	100,336
Less treasury stock, at cost	(663,529)	—	—	—		663,529	(21)	—
Accumulated other comprehensive loss	(355,753)	(300,759)	—	—		300,759	(17)	(355,753)

Total Stockholders’ Equity	2,019,168	773,112	15,257	(89,633)		2,260,262		4,978,166

Total Liabilities and Stockholders’ Equity	$7,795,367	$6,098,723	$(396,994)	$(618,489)		$7,841,950		$20,720,557

Footnotes to Pro Forma Combined Balance Sheet as of September 30, 2005
(1)	On December 8, 2005 NRG Energy, Inc. signed an Asset and Purchase Sale Agreement with AmerenUE to sell all of the assets of Audrain. For purposes of these pro forma statements we have reflected the sale of assets of Audrain as a discontinued operation. The purchase price is $115 million, and the expected gain for the sale of Audrain is approximately $15 million before tax.
I. Refinancing of NRG’s Long-Term Debt
(2)	Reflects the proceeds from new debt issued by NRG for refinancing purposes and the payment to retire NRG existing debt:

Payment to retire NRG’s existing term loan	$(446,625)
Payment to retire NRG’s existing Second Priority Notes	(1,080,412)
Payment to retire NRG’s existing revolver balance	(80,000)
Payment of accrued interest for NRG’s old debt structure	(25,376)
Refinancing portion of proceeds from issuing the new term loan	446,625
Refinancing portion of proceeds from issuing the new unsecured senior notes	1,080,412
Payment of a premium fee for the retirement of NRG’s existing debt	(130,000)
Payment of financing fees for the new debt structure	(33,833)

Total	$(269,209)

(3)	Reflects the retirement of the existing letter of credit facility. We have assumed that the new synthetic letter of credit facility totaling $1 billion will remain off-balance sheet. The existing letter of credit facility required a deposit of $350 million, which will be released upon entering into the new facility.

(4)	Reflects adjustment for the reduction of the old debt structure deferred financing costs, and the increase in deferred financing costs for the new debt structure:

Write-off of existing NRG deferred financing costs	$(33,113)
Addition of new deferred financing costs	33,833

Total	$720

(5)	Movement for current portion of long-term debt for the new and old debt structure:

Reduction of current portion of NRG’s existing term loan	$(4,500)
Reduction of NRG’s existing revolver balance	(80,000)
Increase for current portion of new term loan	4,500

Total	$(80,000)

(6)	To record the reduction in accrued expenses for the payment of accrued interest and the current tax effect of the financing expenses:

Reduction in accrued interest due to payment	$(25,376)
Reduction in accrued taxes payable due to the write off of financing costs and incurring premium fees	(58,643)

Total	$(84,019)

(7)	Movement for non-current portion of long-term debt related to the existing debt and proceeds from new debt issued by NRG:

Reduction of non-current portion of NRG’s existing term loan	$(442,125)
Reduction of non-current portion of NRG’s existing Second Priority Notes	(1,080,412)
Reduction of non-current portion of NRG’s existing funded letter of credit facility	(350,000)
Write-off of premium from NRG’s existing debt	(14,837)
Addition to non-current debt which reflects the refinancing portion of the new term loan	442,125
Addition to non-current debt which reflects the refinancing portion of the new unsecured senior notes	1,080,412

Total	$(364,837)

(8)	Reflects write-offs of deferred financing fees associated with NRG’s existing debt structure, and fees related to the refinancing:

Write-off of deferred finance costs associated with NRG’s existing debt	(33,113)
Write-off of premium from NRG’s existing debt	14,837
Payment of a premium fee for the retirement of NRG’s existing debt	(130,000)
Tax effect of the above adjustments	58,643

Total	$(89,633)

II. Acquisition of Texas Genco
(9)	Reflects the proceeds from new debt issued by NRG, issuance of common and preferred stock as a source of funds to acquire Texas Genco, less payments to the Texas Genco shareholders and payments to retire Texas Genco existing debt:

Payment of accrued interest for Texas Genco’s old debt structure	(26,437)
Payment to retire Texas Genco’s existing term loan	(1,614,000)
Payment to retire Texas Genco’s existing Senior Notes	(1,125,000)
Payment to Sellers	(4,030,699)
Proceeds from issuing the acquisition financing portion of the new term loan	2,753,375
Proceeds from issuing the acquisition financing portion of the new unsecured senior notes	2,519,588
Proceeds from issuance of 23,474,178 shares of common stock at $42.60 a share, net of issue costs	970,000
Proceeds from issuance of 500,000 shares of preferred stock at $1,000 a share, net of issue costs	486,250
Payment of the Bridge Loan Commitment Fee	(44,625)
Fees for early repayment of existing Texas Genco debt	(99,000)
Investment banker fees	(16,700)
Payment of financing fees for the acquisition financing portion of the new debt structure	(109,169)

Total	$(336,417)

(10)	The preliminary total consideration for the purchase of Texas Genco is comprised of the following:

Cost of 19,346,788 NRG common shares issued to Sellers from treasury	663,529
Value in excess of cost of 19,346,788 NRG common shares issued to Sellers from treasury	214,235
Par value of 16,059,532 newly issued NRG common shares to Sellers	161
Value in excess of par value of 16,059,532 newly issued NRG common shares to Sellers	728,460

Sub-total		1,606,385
Cash paid to Sellers		4,030,699
Fair value of 10% Mandatorily Redeemable Preferred Stock issued to Sellers		368,123
Fees for early repayment of existing Texas Genco debt		99,000
Investment banker fees		16,700

Total		$6,120,907

     The preliminary purchase price allocation is as follows:

Elimination of Members Equity	1,073,871
Elimination of Accumulated Other Comprehensive Loss	(300,759)

Net book value of Texas Genco assets and liabilities acquired		773,112
Write-off of Texas Genco deferred financing fees		(109,339)
Step-up in Fixed Assets of Texas Genco		4,942,801
Step-up in emission credit inventory of Texas Genco		1,309,007
Incremental assumption of a liability for the fair value of current out-of-market contracts		(1,076,150)
Incremental assumption of a liability for the fair value of non-current out-of-market contracts		(1,429,895)
Goodwill recorded by Texas Genco from prior acquisition		(790,893)
Increase in current deferred tax asset		391,221
Increase in non-current deferred tax liability		(259,983)
Goodwill		2,371,026

Total		$6,120,907

     Due to the lack of asset appraisals and a future closing date, it is very difficult to estimate a pro forma allocation of purchase price. However, for purposes of these pro forma statements, we have assumed that the consideration in excess of the net assets acquired is related to a step-up in the value of Texas Genco’s fixed assets, a step-up in the value of Texas Genco’s emission credit inventory and goodwill. Once the Acquisition is closed, the purchase price and allocation may change significantly from the pro forma amounts included herein based on the results of appraisals, changes in market prices, the purchase price and allocation to net assets acquired and liabilities assumed and other analyses, which the Company is obtaining. The other analyses include actuarial studies of employee benefit plans, income tax effects of the Acquisition, analyses of operations to identify assets for disposition and the evaluation of staffing requirements necessary to meet future business needs. Ultimately, the excess of the purchase price over the fair value of the net tangible and identified intangible assets acquired will be recorded as goodwill.
(11)	Reflects adjustment for the reduction of Texas Genco’s old debt structure deferred financing costs, and the increase in deferred financing costs for the acquisition financing:

Write-off of existing Texas Genco deferred financing costs	$(109,339)
Write-off of Bridge Loan Commitment Fee	(44,625)
Addition of new deferred financing costs for the acquisition financing	109,169

Total	$(44,795)

(12)	Movement for current portion of long-term debt related to the Texas Genco existing debt and proceeds from the new debt issued by NRG for the acquisition financing:

Reduction of current portion of Texas Genco’s existing term loan	(16,300)
Addition to current debt which reflects the acquisition financing of the new term loan	626,500

Total	$610,200

(13)	To record the reduction in accrued expenses for the payment of accrued interest and the current tax effect of the acquisition financing expenses and to accrue for an expense related to change of control expenses:

Reduction in Texas Genco’s accrued interest due to payment	$(26,437)
Reduction in accrued expenses due to payment of the Bridge Loan Commitment Fee	(44,625)
Increase in accrued expenses related to change of control clause	3,781
Reduction in accrued taxes payable	(19,145)

Total	$(86,426)

(14)	Movement for non-current portion of long-term debt related to the Texas Genco existing debt and proceeds from the new debt issued by NRG for the acquisition financing:

Reduction of non-current portion of Texas Genco’s existing term loan	(1,597,700)
Reduction of non-current portion of Texas Genco’s existing unsecured senior notes	(1,125,000)
Addition to non-current debt which reflects the acquisition financing of the new term loan	2,126,875
Addition to non-current debt which reflects the acquisition financing of the new unsecured senior notes	2,519,588

Total	$1,923,763

(15)	Reflects the value of the 10% Mandatorily Redeemable Preferred Shares issued to the Sellers for the purchase of Texas Genco as described in the Agreement. These preferred shares are considered to be a debt instrument as they are repayable at the earliest of (a) seven years and six months from the issue date; or (b) on a date of a change of control.

(16)	Reflects the proceeds net of issuance costs for the issuance of 500,000 shares of 5.5% Mandatorily Convertible Preferred Stock at $1,000 a share.

(17)	Elimination of Texas Genco’s historical members equity and accumulated other comprehensive loss.

(18)	Reflects the par value of 16,059,532 shares of NRG’s common stock issued to Sellers due to the acquisition, and the par value of 23,474,178 shares of NRG common stock issued to the public.

(19)	Reflects excess of fair value of $45.37 a share over par value for 16,059,532 shares of common stock issued to Sellers due to the acquisition, the excess of fair value of $42.60 over par value for the issue of 23,474,178 shares of NRG common stock to the public and the excess of fair value of $45.37 a share over cost for the 19,346,788 shares of NRG common stock issued to Sellers from NRG’s treasury.

Fair value in excess of par value of newly issued NRG common shares to Sellers	$728,460
Fair value in excess of par value for the issue of NRG common stock to the public	969,765
Fair value in excess of cost of NRG common shares issued to Sellers from treasury	214,235

Total	$1,912,460

(20)	Reflects write-offs of Bridge Loan Commitment Fee and change of control expenses:

Write-off of Bridge Loan Commitment Fee	(44,625)
Expenses related to change of control clauses	(3,781)
Tax effect of the above adjustments	19,145

Total	$(29,261)

(21)	Reflects the issue of 19,346,788 shares of NRG common stock to Sellers from NRG’s treasury, at cost.
III. Supplementary information:
Non-recurring charges – we have not included the following non-recurring charges in the Pro forma Statement of Operations for the year ended December 31, 2004:

Premium fee for the retirement of NRG’s existing debt	$130,000
Bridge loan commitment fee	44,625

Total	$174,625

Pro Forma Combined Statement of Operations for the Nine Months Ended September 30, 2005

	Nine Months Ended September 30, 2005 (unaudited)
	Historical		NRG Energy, Inc.	Pro Forma
	NRG Energy,		after Discontinued	Combined Texas	Pro Forma Adjustments					Pro Forma NRG
(in thousands)	Inc.	Audrain (2)	Operations	Genco LLC (1)	ROFR (3)	Refinancing		Acquisition		Combined
Operating Revenues

Revenues from majority-owned operations	$1,942,828	$(4,955)	$1,937,873	$1,999,827	$35,623	—		990,740	(6)	$4,964,063
Operating Costs and Expenses
Cost of majority-owned operations	1,555,737	(4,370)	1,551,367	1,306,275	21,413	—		84,000	(7)	2,963,055
Depreciation and amortization	144,317	—	144,317	146,728	2,370	—		187,500	(8)	480,915
General, administrative and development	149,641	(249)	149,392	70,032	—	—		—		219,424
Other charges
Gain on sale of assets	—	—	—	(28,356)	—	—		—		(28,356)
Corporate relocation charges	5,651	—	5,651	—	—	—		—		5,651
Restructuring and impairment charges	6,223	—	6,223	—	—	—		—		6,223

Total operating costs and expenses	1,861,569	(4,619)	1,856,950	1,494,679	23,783	—		271,500		3,646,912

Operating Income	81,259	(336)	80,923	505,148	11,840	—		719,240		1,317,151
Other Income (Expense)
Minority interest in earnings of consolidated subsidiaries	(36)	—	(36)	—	—	—		—		(36)
Equity in earnings of unconsolidated affiliates	82,501	—	82,501	—	—	—		—		82,501
Gain on sales of equity method investments	15,894	—	15,894	—	—	—		—		15,894
Other income, net	43,208	—	43,208	4,274	662	—		—		48,144
Refinancing expenses	(44,036)	—	(44,036)	—	—	—		—		(44,036)
Interest expense	(150,598)	—	(150,598)	(141,723)	—	24,311	(4)	(150,727	)(9)	(418,737)

Total other expense	(53,067)	—	(53,067)	(137,449)	662	24,311		(150,727)		(316,270)

Income From Continuing Operations Before Income Taxes	28,192	(336)	27,856	367,699	12,502	24,311		568,513		1,000,881
Income Tax Expense	21,201	—	21,201	24,066	4,376	9,615	(5)	330,731	(5)	389,989

Income From Continuing Operations	$6,991	$(336)	$6,655	$343,633	$8,126	$14,696		$237,782		$610,892

Weighted average number of common shares outstanding — Basic	85,860									144,740
Basic EPS from continuing operations	$(0.08)									$3.98

Weighted average number of common shares outstanding — Diluted	85,860									166,392
Diluted EPS from continuing operations	$(0.08)									$3.66

Also see Earnings per Share schedule for the nine months ended September 30, 2005.

Footnotes to Pro Forma Combined Statement of Operations for the Nine Months Ended September 30, 2005
(1)	The Pro Forma Combined Texas Genco LLC Statement of Operations for the Nine Months Ended September 30, 2005 can be found in Exhibit 99.10.

(2)	On December 8, 2005 NRG Energy, Inc. signed an Asset and Purchase Sale Agreement with Ameren UE to sell all of the assets of Audrain. For purposes of these pro forma statements we have reflected the sale of assets of Audrain as a discontinued operation.

(3)	Reflects pro forma results of additional 13.2% interest in STP acquired in the ROFR for the period from January 1, 2005 until ROFR acquisition date on May 19, 2005.

(4)	Reflects the reversal of interest expense associated with NRG’s existing debt structure, prior to the acquisition of Texas Genco and the recording of interest expenses associated with the new debt structure:

Reversal of interest expense associated with NRG’s existing debt structure	$108,782
Interest expense associated with the refinancing of NRG’s debt	(84,471)

Total	$24,311

(5)	Reflects the tax effect of both the pro forma adjustments (pro forma effective tax rate of 39.5%) and Texas Genco’s pass-through earnings (pro forma effective tax rate of 34.5% - the difference in tax rates is due to a 0% state corporate income tax rate for Texas Genco in the state of Texas), which will now generate taxable income for the combined entity.

(6)	Reflects the increase in revenue due to the amortization of the out-of-money contracts recorded for the Acquisition of Texas Genco [2].

(7)	Reflects the reversal of Management Fees of $7.5 million which will not be applicable following the Acquisition and the additional amortization expense for emission credits of $91.5 million based on the amount of credits used during this period by Texas Genco.

(8)	Reflects the increase in depreciation expense due to the step-up in the value of fixed assets at the Acquisition of Texas Genco[2].

[2]	Due to the lack of asset appraisals and a future closing date, it is difficult to estimate a pro forma allocation of purchase price. However, for purposes of these pro forma statements we have assumed that the consideration in excess of the net assets acquired is related to a step-up in the value of Texas Genco’s fixed assets, a step-up in the value of Texas Genco’s emission credit inventory and Goodwill. Once the Acquisition is closed, the excess of the estimated purchase price may differ considerably from these assumptions based on the results of appraisals, finalization of the purchase price as a result of closing and other analyses, which the Company is obtaining. The other analyses include actuarial studies of employee benefit plans, income tax effects of the Acquisition, analyses of operations to identify assets for disposition and the evaluation of staffing requirements necessary to meet future business needs. Ultimately, the excess of the purchase price over the fair value of the net tangible and identified intangible assets acquired will be recorded as goodwill.

On a pro forma basis we have made a number of assumptions per our best estimates. We have assumed an average remaining useful life of 25 years of the fixed assets acquired, rendering a significant incremental pro forma increase in depreciation expense. The amortization of the emission credit inventory is based on Texas Genco’s use of credits for the period. The amortization of the assumed liability for Texas Genco’s out-of-market contracts is mimicking the expected amortization for the nine month period which would begin on January 1, 2006. Actual results may differ considerably from these pro forma assumptions.

(9)	Reflects the reversal of interest expense associated with Texas Genco’s existing debt structure and the recording of interest expenses associated with the acquisition financing:

Reversal of interest expense associated with Texas Genco existing debt structure	141,723
Interest expense associated with the acquisition financing	(292,450)

Total	$(150,727)

Supplementary information:
Sensitivity analysis for adjustable rate financing — as part of the refinancing, the new term loan will be subject to an adjustable rate of interest. For the nine months ended September 30, 2005, on a pro forma basis, if the interest rate would increase or decrease by 1/8% for the entire period, income from continuing operations would increase or decrease by $1.4 million, respectively.

Pro Forma Combined Statement of Operations for the Year Ended December 31, 2004

	Year Ended December 31, 2004 (unaudited)
	Historical		NRG, Energy, Inc.	Pro Forma
	NRG Energy,		after Discontinued	Combined Texas	Pro Forma Adjustments					Pro Forma NRG
(in thousands)	Inc.	Audrain (2)	Operations	Genco LLC (1)	ROFR (3)	Refinancing		Acquisition		Combined
Operating Revenues

Revenues from majority-owned operations	$2,347,882	$—	$2,347,882	$2,333,883	$103,270	—		—		$4,785,035
Operating Costs and Expenses
Cost of majority-owned operations	1,490,228	(1,133)	1,489,095	1,394,016	49,530	—		112,000	(6)	3,044,641
Depreciation and amortization	208,036	—	208,036	326,212	6,223	—		250,000	(7)	790,471
General, administrative and development	210,185	(495)	209,690	93,102	—	—		—		302,792
Other charges (credits)
Corporate relocation charges	16,167	—	16,167	—	—	—		—		16,167
Reorganization items	(13,390)	—	(13,390)	—	—	—		—		(13,390)
Restructuring and impairment charges	44,661	—	44,661	—	—	—		—		44,661

Total operating costs and expenses	1,955,887	(1,628)	1,954,259	1,813,330	55,753	—		362,000		4,185,342

Operating Income	391,995	1,628	393,623	520,553	47,517	—		(362,000)		599,693
Other Income (Expense)
Minority interest in earnings of consolidated subsidiaries	(16)	—	(16)	—	—	—		—		(16)
Equity in earnings of unconsolidated affiliates	159,825	—	159,825	—	—	—		—		159,825
Write downs and losses on sales of equity method investments	(16,270)	—	(16,270)	—	—	—		—		(16,270)
Other income, net	26,688	—	26,688	5,654	676	—		—		33,018
Refinancing expenses	(71,569)	—	(71,569)	—	—	—		—		(71,569)
Interest expense	(266,145)	—	(266,145)	(185,914)	—	64,363	(4)	(233,954	) (8)	(621,650)

Total other expense	(167,487)	—	(167,487)	(180,260)	676	64,363		(233,954)		(516,662)

Income From Continuing Operations Before Income Taxes	224,508	1,628	226,136	340,293	48,193	64,363		(595,954)		83,031
Income Tax Expense	65,364	—	65,364	33,676	16,605	25,456	(5)	(149,669)	(5)	(8,568)

Income From Continuing Operations	$159,144	$1,628	$160,772	$306,617	$31,588	$38,907		$(446,285)		$91,599

Weighted average number of common shares outstanding — Basic	99,616									158,496
Basic EPS from Continuing Operations	$1.59									$.40

Weighted average number of common shares outstanding — Diluted	100,371									158,908
Diluted EPS from Continuing Operations	$1.59									$.40

Also see Earnings per Share schedule for the year ended December 31, 2004.

Footnotes to Pro Forma Combined Statement of Operations for the Year Ended December 31, 2004
(1)	The Pro Forma Combined Texas Genco LLC Statement of Operations for the Year Ended December 31, 2004 can be found in Exhibit 99.11.

(2)	On December 8, 2005 NRG Energy, Inc. signed an Asset and Purchase Sale Agreement with AmerenUE to sell all of the assets of Audrain. For purposes of these pro forma statements we have reflected the sale of assets of Audrain as a discontinued operation.

(3)	Amounts reflect the pro forma results of the additional 13.2% interest in STP acquired in the ROFR as if the acquisition had occurred on January 1, 2004.

(4)	Reflects the reversal of interest expense associated with NRG’s existing debt structure, prior to the acquisition of Texas Genco and the recording of interest expenses associated with the new debt structure:

Reversal of interest expense associated with NRG’s existing debt structure	$181,908
Interest expense associated with the refinancing of NRG’s debt	(117,545)

Total	$64,363

(5)	Reflects the tax effect of both the pro forma adjustments (pro forma effective tax rate of 39.5%) and Texas Genco’s pass-through earnings (pro forma effective tax rate of 35.2%) which will now generate taxable income for the combined entity.

(6)	Reflects the reversal of Management Fees of $10 million which will not be applicable following the Acquisition and the additional amortization expense for emission credits of $122 million based on the amount of credits used during this period by Texas Genco

(7)	Reflects the increase in depreciation expense due to the step-up in the value of fixed assets at the Acquisition of Texas Genco[3].

[3]	Due to the lack of asset appraisals and a future closing date, it is difficult to estimate a pro forma allocation of purchase price. However, for purposes of these pro forma statements we have assumed that the consideration in excess of the net assets acquired is related to a step-up in the value of Texas Genco’s fixed assets, a step-up in the value of Texas Genco’s emission credit inventory and Goodwill. Once the Acquisition is closed, the excess of the estimated purchase price may differ considerably from these assumptions based on the results of appraisals, finalization of the purchase price as a result of closing and other analyses, which the Company is obtaining. The other analyses include actuarial studies of employee benefit plans, income tax effects of the Acquisition, analyses of operations to identify assets for disposition and the evaluation of staffing requirements necessary to meet future business needs. Ultimately, the excess of the purchase price over the fair value of the net tangible and identified intangible assets acquired will be recorded as goodwill.

On a pro forma basis we have made a number of assumptions per our best estimates. We have assumed an average remaining useful life of 25 years of the fixed assets acquired, rendering a significant incremental pro forma increase in depreciation expense. The amortization of the emission credit inventory is based on Texas Genco’s use of credits for the year. We have not included amortization of the out-of-market contracts for the year ended December 31, 2004 as the majority of these contracts were entered in December 2004 or during 2005. Actual results may differ considerably from these pro forma assumptions.

(8)	Reflects the reversal of interest expenses associated with NRG’s existing debt structure, the reversal of interest expense associated with Texas Genco’s existing debt structure and the recording of interest expenses associated with the new debt structure:

Reversal of interest expense associated with Texas Genco existing debt structure	185,914
Interest expense associated with the acquisition financing	(419,868)

Total	$(233,954)

Supplementary information:
Sensitivity analysis for adjustable rate financing – as part of the refinancing, the new term loan will be subject to adjustable rate of interest. For the year ended December 31, 2004, on a pro forma basis, if the interest rate would increase or decrease by 1/8% for the entire year, income from continuing operations would increase or decrease by $1.8 million, respectively.

Pro Forma Combined Earnings per Share for the Nine Months Ended September 30, 2005

	Nine Months Ended September 30, 2005 (unaudited)
	Historical		NRG Energy, Inc	Pro Forma
	NRG Energy,		after Discontinued	Combined Texas	Pro Forma Adjustments				Pro Forma NRG
(in thousands except per share data)	Inc.	Audrain (2)	Operations	Genco LLC (1)	ROFR (3)	Refinancing	Acquisition		Combined
Basic EPS:

Income from continuing operations	$6,991	$(336)	$6,655	$343,633	$8,126	$14,696	$237,782		$610,892
Less:
Preferred stock dividends	(13,859)	—	(13,859)	—	—	—	(20,625	) (4)	(34,484)

Net income/(loss) available to common stockholders from continuing operations	$(6,868)	$(336)	$(7,204)	$343,633	$8,126	$14,696	$217,157		$576,408

Weighted average number of common shares outstanding	85,860	—	—	—	—	—	58,880	(5)	144,740

Basic EPS from continuing operations	$(0.08)								$3.98

Diluted EPS:
Net income/(loss) available to common stockholders from continuing operations	$(6,868)	$(336)	$(7,204)	$343,633	$8,126	$14,696	$217,157		$576,408
Add:
Dividend from dilutive Preferred Stock	—	—	—	—	—	—	33,225	(6)	33,225

Net income/(loss) available to common stockholders from continuing operations	$(6,868)	$(336)	$(7,204)	$343,633	$8,126	$14,696	$250,382		$609,633

Weighted average number of common shares outstanding	85,860	—	—	—	—	—	58,880	(5)	144,740
Incremental shares attributable to the issuance of non-vested restricted stock units (treasury stock method)	—	—	—	—	—	—	393	(7)	393
Incremental shares attributable to the assumed conversion of deferred stock units (if-converted method)	—	—	—	—	—	—	100	(7)	100
Incremental shares attributable to the issuance of non-vested non-qualifying stock options (treasury stock method)	—	—	—	—	—	—	242	(7)	242
Incremental shares attributable to the assumed conversion of the 4% Convertible Perpetual Preferred Stock (if-converted method)	—	—	—	—	—	—	10,500	(7)	10,500
Incremental shares attributable to the assumed conversion of the 5.5% Mandatorily Convertible Preferred Stock (if-converted method)	—	—	—	—	—	—	10,417	(7)	10,417

Total dilutive shares	85,860	—	—	—	—	—	80,532		166,392

Diluted EPS from continuing operations	$(0.08)								$3.66

Footnotes to Pro Forma Combined Earnings per Share for the Nine Months Ended September 30, 2005
(1)	The Pro Forma Combined Texas Genco LLC Statement of Operations for the Nine Months Ended September 30, 2005 can be found in Exhibit 99.10.

(2)	On December 8, 2005 NRG Energy, Inc. signed an Asset and Purchase Sale Agreement with AmerenUE to sell all of the assets of Audrain. For purposes of these pro forma statements we have reflected the sale of assets of Audrain as a discontinued operation.

(3)	Reflects pro forma results of an additional 13.2% interest in STP acquired in the ROFR for the period from January 1, 2005 until ROFR acquisition date on May 19, 2005.

(4)	On a pro forma basis it is assumed that 5.5% Mandatorily Convertible Preferred Shares have been issued and outstanding as of January 1, 2004. As such, for the nine months ended September 30, 2005, there is an increase in dividends for preferred dividend of 20,625.
The 4% Convertible Perpetual Preferred Shares have been issued and outstanding for the entire nine month period ended September 30, 2005 and are already reflected in the historical NRG Earnings per Share calculation.
(5)	This increase in the number of weighted average shares is for shares issued to the public, and for the shares issued to the Sellers:

Shares issued to the Sellers – new issuance	35,406
Shares issued to the public	23,474

Total increase in number of weighted average shares	58,880

It should be noted that for pro forma purposes we have assumed that all the shares issued to the Sellers are newly issued. Per the Acquisition Agreement 19,346,788 shares will be issued from treasury, however, on a pro forma basis that is not possible from January 1, 2004 as there were no shares in treasury. For this reason, the weighted average number of common shares outstanding for the nine months ended September 30, 2005 are also higher than what is expected after the closing of the Acquisition.
(6)	This increase in the add back for preferred stock dividends is due to the following dilutive preferred stocks:

Dividend for 4% Convertible Perpetual Preferred Shares	12,600
Dividend for 5.5% Mandatorily Convertible Preferred Shares	20,625

Total Preferred Dividend	33,225

(7)	On a pro-forma basis, these items are dilutive.

Pro Forma Combined Earnings per Share for the Year Ended December 31, 2004

	Year Ended December 31, 2004 (unaudited)
	Historical		NRG Energy, Inc	Pro Forma
	NRG Energy,		after Discontinued	Combined Texas	Pro Forma Adjustments				Pro Forma NRG
(in thousands except per share data)	Inc.	Audrain (2)	Operations	Genco LLC (1)	ROFR (3)	Refinancing	Acquisition		Combined
Basic EPS:

Income from continuing operations	$159,144	$1,628	$160,772	$306,617	$31,588	$38,907	$(446,285)		$91,599
Less:
Preferred stock dividends	(549)	—	(549)	—	—	—	(27,500	) (4)	(28,049)

Net income available to common stockholders from continuing operations	$158,595	$1,628	$160,223	$306,617	$31,588	$38,907	$(473,785)		$63,550

Weighted average number of common shares Outstanding	99,616	—	—	—	—	—	58,880	(5)	158,496

Basic EPS from continuing operations	$1.59								$.40

Diluted EPS:
Net income available to common stockholders from continuing operations	$158,595	$1,628	$160,223	$306,617	$31,588	$38,907	$(473,785)		$63,550
Add:
Dividend from dilutive Preferred Stock	549	—	549	—	—	—	(549	) (6)	—

Net income available to common stockholders from continuing operations	$159,144	$1,628	$160,772	$306,617	$31,588	$38,907	$(474,334)		$63,550

Weighted average number of common shares Outstanding	99,616	—	—	—	—	—	58,880	(5)	158,496
Incremental shares attributable to the issuance of non-vested restricted stock units (treasury stock method)	345	—	—	—	—	—	—		345
Incremental shares attributable to the assumed conversion of deferred stock units (if-converted method)	67	—	—	—	—	—	—		67
Incremental shares attributable to the assumed conversion of the 4% Convertible Perpetual Preferred Stock (if-converted method)	343	—	—	—	—	—	(343	) (6)	—
Incremental shares attributable to the assumed conversion of the 5.5% Mandatorily Convertible Preferred Stock (if-converted method)	—	—	—	—	—	—	—		—

Total dilutive shares	100,371	—	—	—	—	—	58,537		158,908

Diluted EPS from continuing operations	$1.59								$.40

Footnotes to Pro Forma Combined Earnings per Share for the Year Ended December 31, 2004
(1)	The Pro Forma Combined Texas Genco LLC Statement of Operations for the Year Ended December 31, 2004 can be found in Exhibit 99.11.

(2)	On December 8, 2005 NRG Energy, Inc. signed an Asset and Purchase Sale Agreement with AmerenUE to sell all of the assets of Audrain. For purposes of these pro forma statements we have reflected the sale of assets of Audrain as a discontinued operation.

(3)	Amounts reflect the pro forma results of the additional 13.2% interest in STP acquired in the ROFR as if the acquisition had occurred on January 1, 2004.

(4)	On a pro forma basis it is assumed that the 5.5% Mandatorily Convertible Preferred Shares have been issued and outstanding as of January 1, 2004. As such, for the year ended December 31, 2004, there is an increase in dividends for their respective preferred dividend of 27,500.
(5)	This increase in the number of weighted average shares is for shares issued to the public, and for the shares issued to the Sellers:

Shares issued to the Sellers — new issuance	35,406
Shares issued to the public	23,474

Total increase in number of weighted average shares	58,880

It should be noted that for pro forma purposes we have assured that all the shares issued to the Sellers are newly issued. Per the Acquisition Agreement 19,346,788 shares will be issued from treasury, however, on a pro forma basis that is not possible for January 1, 2004 as there were no shares in treasury. For this reason, the weighted average number of common shares outstanding for the nine months ended September 30, 2005 are also higher than what is expected after the closing of the Acquisition.

(6)	On a pro-forma basis, these items have become anti-dilutive.

Item 9.01 Exhibits
Exhibits
23.1	Consent of Deloitte & Touche LLP

99.01	Texas Genco LLC Quarterly Report to the Noteholders for the Quarterly Period Ended September 30, 2005

99.02	Texas Genco Holdings, Inc. audited financial statements as of December 31, 2003 and December 31, 2004

99.03	Texas Genco LLC audited financial statements as of December 31, 2004

99.04	Pro Forma presentation of the Statements of Operation for Predecessor NRG Energy, Inc. for the year ended December 31, 2002, for the period January 1 through December 5, 2005 to reflect the reclassification for discontinued operations of Audrain

99.05	Pro Forma presentation of the Statement of Operation for Reorganized NRG Energy, Inc.’s for the period December 6, 2003 through December 31, 2003 to reflect the reclassification for discontinued operations of Audrain

99.10	Combined Texas Genco LLC pro forma financial statements for the nine months ended September 30, 2005

99.11	Combined Texas Genco LLC pro forma financial statements for the year ended December 31, 2004

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc. (Registrant)
By:	/s/ TIMOTHY W. J. O’BRIEN
Timothy W. J. O’Brien
Vice President and General Counsel

Dated: December 20, 2005

Exhibits
23.1	Consent of Deloitte & Touche LLP

99.01	Texas Genco LLC Quarterly Report to the Noteholders for the Quarterly Period Ended September 30, 2005

99.02	Texas Genco Holdings, Inc. audited financial statements as of December 31, 2003 and December 31, 2004

99.03	Texas Genco LLC audited financial statements as of December 31, 2004

99.04	Pro Forma presentation of the Statements of Operation for Predecessor NRG Energy, Inc. for the year ended December 31, 2002, for the period January 1 through December 5, 2005 to reflect the reclassification for discontinued operations of Audrain

99.05	Pro Forma presentation of the Statement of Operation for Reorganized NRG Energy, Inc.’s for the period December 6, 2003 through December 31, 2003 to reflect the reclassification for discontinued operations of Audrain

99.10	Combined Texas Genco LLC pro forma financial statements for the nine months ended September 30, 2005

99.11	Combined Texas Genco LLC pro forma financial statements for the year ended December 31, 2004